Exhibit 2

Report of Independent Auditors

The Board of Directors

Japan Finance Corporation

We have audited the accompanying balance sheets of Japan Finance Corporation as of March 31, 2009 and the related statements of operations, changes in net assets, and cash flows for the six months period ended March 31, 2009, all expressed in yen. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Japan Finance Corporation at March 31, 2009, and the results of its operations and its cash flows for the six months period ended March 31, 2009 in conformity with accounting principles generally accepted in Japan.

The U.S. dollar amounts in the accompanying financial statements with respect to the six months period ended March 31, 2009 are presented solely for convenience. Our audit also included the translation of yen amounts into U.S. dollar amounts and, in our opinion, such translation has been made on the basis described in Note 1.

/s/ Ernst & Young ShinNihon LLC
Ernst & Young ShinNihon LLC
Tokyo, Japan
October 2, 2009

[Japan Finance Corporation]

BALANCE SHEETS

		March 31, 2009	March 31, 2009
		In millions of yen	In millions of U.S. dollars
Assets:
Cash and due from banks		¥1,617,281	$16,464
Cash		329	3
Due from bank		1,616,951	16,461
Receivables under resale agreements	Note. 3	11,487	117
Securities	Note. 14	49,621	505
Government bonds		21,156	215
Corporate bonds		10,978	112
Stocks		2,030	21
Other securities		15,457	157
Loans and bills discounted	Note. 4	24,004,996	244,375
Loans on deeds		24,004,996	244,375
Other assets		749,394	7,630
Prepaid expenses		280	3
Accrued income		76,636	780
Derivatives other than for trading-assets		633,638	6,451
Agency accounts receivable		3,964	40
Other		34,874	356
Property, plant and equipment	Note. 6	284,605	2,897
Buildings		30,065	306
Land		248,347	2,528
Lease assets		4,095	42
Construction in progress		787	8
Other		1,310	13
Intangible assets		10,564	108
Software		7,868	80
Lease assets		1,412	14
Other		1,284	14
Customers’ liabilities for acceptances and guarantees		1,692,026	17,225
Allowance for loan losses		(417,878)	(4,254)

Total assets		¥28,002,099	$285,067

[Japan Finance Corporation]

		March 31, 2009	March 31, 2009
		In millions of yen	In millions of U.S. dollars
Liabilities:
Borrowed money		¥15,990,564	$162,787
Borrowings		15,990,564	162,787
Short-term bonds payable	Note. 5	299,884	3,053
Bonds payable	Note. 5	5,772,629	58,766
Entrusted funds		36,703	374
Reserve for insurance policy liabilities		1,017,813	10,362
Other liabilities		102,764	1,046
Accrued expenses		64,928	661
Unearned revenue		5,368	55
Derivatives other than for trading-liabilities		1,493	15
Lease obligations		5,776	59
Other		25,197	256
Provision for bonuses		5,808	59
Provision for directors’ bonuses		29	0
Provision for retirement benefits		200,283	2,039
Provision for directors’ retirement benefits		25	0
Reserve for compensation losses	Note. 7	3,000	31
Acceptances and guarantees		1,692,026	17,225

Total liabilities		¥25,121,533	$255,742

Net assets:
Capital stock		¥2,452,167	$24,964
Capital surplus		1,472,638	14,991
Special reserve for administrative improvement funds		181,500	1,847
Legal capital surplus		1,291,138	13,144
Retained earnings		(1,215,224)	(12,371)
Legal retained earnings		715,389	7,283
Other retained earnings		(1,930,613)	(19,654)
Retained earnings brought forward		(1,930,613)	(19,654)
Total shareholders’ equity		2,709,581	27,584
Valuation difference on available for sale securities		(1,064)	(10)
Deferred gains or losses on hedges		172,049	1,751
Valuation and translation adjustments		170,984	1,741

Total net assets		¥2,880,565	$29,325

Total liabilities and net assets		¥28,002,099	$285,067

[Japan Finance Corporation]

STATEMENTS OF OPERATIONS

		March 31, 2009	March 31, 2009
		In millions of yen	In millions of U.S. dollars
Ordinary income:		¥381,725	$3,886
Interest income		259,849	2,645
Interest on loans and discounts		257,534	2,622
Interest and dividends on securities		418	4
Interest on receivables under resale agreements		9	0
Interest on deposits with banks		1,887	19
Other interest income		0	0
Fees and Commissions		3,957	40
Fees and commissions on compensation security contract		21	0
Other fees and commissions		3,936	40
Insurance premiums and other		90,020	916
Insurance premiums		90,020	916
Other ordinary income		259	3
Income from derivatives other than for trading or hedging		259	3
Receipts from the national budget		26,977	275
Receipts from general account of the national budget		26,969	275
Receipts from special account of the national budget		7	0
Other income		660	7
Other		660	7
Ordinary expenses:		1,045,821	10,647
Interest expenses		155,533	1,583
Interest on call money		40	0
Interest on borrowings and rediscounts		88,220	898
Interest on short-term bonds		71	1
Interest on bonds		52,679	536
Interest on interest swaps		12,812	130
Other interest expenses		1,710	18
Fees and commissions payments		4,452	46
Other fees and commissions		4,452	46
Expenses on insurance claims and other		717,264	7,302
Expenses on insurance claims		427,076	4,348
Recoveries of insurance claims		(67,915)	(692)
Provision of reserve for insurance policy liabilities		358,103	3,646
Other ordinary expenses		3,379	35
Loss on foreign exchange transactions		2,738	28
Loss on devaluation of bonds		457	5
Amortization of bond issuance cost		40	0
Expenses on derivatives other than for trading or hedging		27	0
Other		115	2
General and administrative expenses		67,413	686
Other expenses		97,778	995
Provision of allowance for loan losses		87,856	894
Provision of reserve for compensation losses		3,000	31
Written-off of loans		1,465	15
Losses on devaluation of stocks and other securities		554	6
Other		4,900	49
Ordinary loss		664,096	6,761
Extraordinary income		8,771	90
Gain on disposal of noncurrent assets		0	0
Recoveries of written-off claims		3,772	38
Gain on debt assumption agreement	Note. 10	4,575	47
Other		422	5
Extraordinary losses		88	1
Loss on disposal of noncurrent assets		88	1
Other		0	0
Net loss		¥655,414	$6,672

[Japan Finance Corporation]

Statements of Changes in Net Assets

	March 31, 2009	March 31, 2009
	In millions of yen	In millions of U.S. dollars
Shareholders’ equity
Capital stock
Balance at the beginning of current period	—	—
Changes of items during the period
Issuance of new shares	¥213,763	$2,177
Capital injection based on the JFC Law	2,238,404	22,787
Total changes of items during the period	2,452,167	24,964
Balance at the end of current period	2,452,167	24,964
Capital surplus
Special reserve for administrative improvement funds
Balance at the beginning of current period	—	—
Changes of items during the period
Capital injection based on the JFC Law	181,500	1,847
Total changes of items during the period	181,500	1,847
Balance at the end of current period	181,500	1,847
Legal capital surplus
Balance at the beginning of current period	—	—
Changes of items during the period
Issuance of new shares	758,400	7,721
Capital injection based on the JFC Law	751,077	7,646
Reversal of legal capital surplus (Deficit disposition)	(218,338)	(2,223)
Total changes of items during the period	1,291,138	13,144
Balance at the end of current period	1,291,138	13,144
Total capital surplus
Balance at the beginning of current period	—	—
Changes of items during the period
Issuance of new shares	758,400	7,721
Capital injection based on the JFC Law	932,577	9,493
Reversal of legal capital surplus (Deficit disposition)	(218,338)	(2,223)
Total changes of items during the period	1,472,638	14,991
Balance at the end of current period	1,472,638	14,991

[Japan Finance Corporation]

	March 31, 2009	March 31, 2009
	In millions of yen	In millions of U.S. dollars
Retained earnings
Legal retained earnings
Balance at the beginning of current period	—	—
Changes of items during the period
Succeeded based on the JFC Law	715,389	7,283
Total changes of items during the period	715,389	7,283
Balance at the end of current period	715,389	7,283
Other retained earnings
Retained earnings brought forward
Balance at the beginning of current period	—	—
Changes of items during the period
Reversal of legal capital surplus( Deficit disposition)	218,338	2,223
Net (loss)	(655,414)	(6,672)
Succeeded based on the JFC Law	(1,493,538)	(15,205)
Total changes of items during the period	(1,930,613)	(19,654)
Balance at the end of current period	(1,930,613)	(19,654)
Total retained earnings
Balance at the beginning of current period	—	—
Changes of items during the period
Reversal of legal capital surplus(Deficit disposition)	218,338	2,223
Net (loss)	(655,414)	(6,672)
Succeeded based on the JFC Law	(778,148)	(7,922)
Total changes of items during the period	(1,215,224)	(12,371)
Balance at the end of current period	(1,215,224)	(12,371)
Total shareholders’ equity
Balance at the beginning of current period	—	—
Changes of items during the period
Issuance of new shares	972,163	9,898
Net (loss)	(655,414)	(6,672)
Capital injection based on the JFC Law	3,170,981	32,280
Succeeded based on the JFC Law	(778,148)	(7,922)
Total changes of items during the period	2,709,581	27,584
Balance at the end of current period	2,709,581	27,584

[Japan Finance Corporation]

	March 31, 2009	March 31, 2009
	In millions of yen	In millions of U.S. dollars
Valuation and translation adjustments
Valuation difference on available-for-sale securities
Balance at the beginning of current period	—	—
Changes of items during the period
Net changes of items other than shareholders’ equity	(1,064)	(10)
Total changes of items during the period	(1,064)	(10)
Balance at the end of current period	(1,064)	(10)
Deferred gains or losses on hedges
Balance at the beginning of current period	—	—
Changes of items during the period
Succeeded based on the JFC Law	54,235	552
Net changes of items other than shareholders’ equity	117,814	1,199
Total changes of items during the period	172,049	1,751
Balance at the end of current period	172,049	1,751
Total valuation and translation adjustments
Balance at the beginning of current period	—	—
Changes of items during the period
Succeeded based on the JFC Law	54,235	552
Net changes of items other than shareholders’ equity	116,749	1,189
Total changes of items during the period	170,984	1,741
Balance at the end of current period	170,984	1,741
Total net assets
Balance at the beginning of current period	—	—
Changes of items during the period
Issuance of new shares	972,163	9,898
Net (loss)	(655,414)	(6,672)
Capital injection based on the JFC Law	3,170,981	32,280
Succeeded based on the JFC Law	(723,913)	(7,370)
Net changes of items other than shareholders’ equity	116,749	1,189
Total changes of items during the period	2,880,565	29,325
Balance at the end of current period	¥2,880,565	$29,325

[Japan Finance Corporation]

STATEMENT OF CASH FLOW

		March 31, 2009	March 31, 2009
		In millions of yen	In millions of U.S. dollars
Net cash used in operating activities
Net loss		¥(655,414)	$(6,672)
Depreciation and amortization		4,166	42
Increase in allowance for loan losses		26,102	266
Increase in reserve for insurance policy liabilities		358,103	3,646
Decrease in provision for bonuses		(578)	(6)
Increase in provision for directors’ bonuses		19	0
Increase in provision for retirement benefits		1,448	15
Increase in provision for directors’ retirement benefits		25	0
Increase in reserve for compensation losses		3,000	31
Gain on fund management		(259,849)	(2,645)
Financing expenses		155,533	1,583
Loss related to securities		26	0
Foreign exchange losses		7,599	77
Loss on disposal of noncurrent assets		87	1
Net increase in loans and bills discounted		(1,509,882)	(15,371)
Net increase in borrowed money		1,868,644	19,023
Net increase in entrusted funds		558	6
Net increase in deposit		(747,510)	(7,610)
Net increase in receivables under resale agreements		(11,487)	(117)
Net increase in short-term corporate bonds		299,813	3,052
Decrease in straight bonds-issuance and redemption		(488,321)	(4,971)
Proceeds from fund management		277,712	2,827
Payments for finance		(161,349)	(1,643)
Other		(85,366)	(868)
Subtotal		(916,916)	(9,334)
Net cash used in operating activities		(916,916)	(9,334)
Net cash used in investing activities
Purchase of securities		(1,304)	(14)
Proceeds from redemption of securities		2,507	26
Purchase of property, plant and equipment		(2,315)	(24)
Proceeds from sales of property, plant and equipment		6	0
Purchase of intangible assets		(1,412)	(15)
Proceeds from sales of intangible assets		0	0
Net cash used in investing activities		(2,517)	(27)
Net cash provided by financing activities
Proceeds from issuance of common stock		972,163	9,897
Repayments of lease obligations		(988)	(10)
Net cash provided by financing activities		971,174	9,887
Effect of exchange rate change on cash and cash equivalents		(7,598)	(77)
Net increase in cash and cash equivalents		44,141	449
Cash and cash equivalents at beginning of period		343,130	3,493
Cash and cash equivalents at end of period	Note.12	¥387,271	$3,942

NOTES TO FINANCIAL STATEMENTS

JAPAN FINANCE CORPORATION

1. Basis of presentation

The accompanying financial statements have been prepared from the accounting records maintained by Japan Finance Corporation (“JFC”) in accordance with the accounting principles and practices generally accepted in Japan, which are different in certain aspects of application and disclosure requirements from International Financial Reporting Standards.

Consolidated financial statements are not prepared since JFC has no subsidiaries.

The amounts indicated in millions of yen are rounded down by omitting figures less than one million. Totals may therefore not add up exactly because of this rounding.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥98.23=$1.00, the exchange rate as of March 31, 2009 has been used in translation. The presentation of such amounts is not intended to imply that Japanese yen have been or could be readily converted, realized or settled into U.S. dollars at that rate or any other rate.

According to the Article 41 of the JFC Law, JFC shall separate the accounting for each category of operations listed below.

(1)	Operations described in the item of (1), Article 41 (hereinafter referred to as “Micro Business and Individual Operations”)

(2)	Operations described in the item of (2), Article 41 (hereinafter referred to as “Agriculture, Forestry, Fisheries and Food Business Operations”)

(3)	Operations described in the item of (3), Article 41(hereinafter referred to as “SME Loan Programs and Securitization Support Programs (Guarantee-type Operation)”)

(4)	Operations described in the item of (4), Article 41(hereinafter referred to as “Securitization Support Programs (Purchase-type Operation)”)

(5)	Operations described in the item of (5), Article 41 (hereinafter referred to as “Credit Insurance Programs”)

(6)	Operations described in the item of (6), Article 41 (hereinafter referred to as “JBIC Operations”)

(7)	Operations described in the item of (7), Article 41 (hereinafter referred to as “Crisis Response Operations”)

2. Significant accounting policies

(a) Securities

Held-to-maturity securities are carried at amortized cost based on the moving average method. Investments in affiliates are carried at cost based on the moving average method. Available-for-sale securities, which have readily determinable fair value are stated at fair value with changes in net unrealized gains or losses, included directly in Net assets. Available-for-sale securities without a readily determinable fair value are carried at cost based on the moving average method or amortized cost method.

(b) Valuation method for derivative financial instruments

Derivative financial instruments are carried at fair value. However, Credit Default Swap transactions without a readily determinable fair value or reliably estimated value are valued using similar products-i.e. guarentees of obligation.

(c) Depreciation basis for fixed assets

(i) Property, plant and equipment (except for lease assets)

Tangible fixed assets are depreciated under the declining balance method over their useful economic lives except for buildings (excluding installed facilities) which are depreciated under the straight-line method.

Amortization is based on the following range of estimated useful lives:

Buildings: 2 years to 50 years

Other: 2 years to 20 years

(ii) Intangible assets (except for lease assets)

Amortization of intangible fixed assets is computed by the straight-line method. Software used by JFC is amortized over its useful life (5 years).

(iii) Lease Assets

Lease assets in “property, plant and equipment” or “intangible assets,” under finance leases that do not involve transfer of ownership to the lessee are amortized under the straight-line method over the lease term. Unless otherwise specified, depreciation for lease assets is calculated with zero residual value being assigned to the asset.

(d) Method of amortization for deferred charges

(i) Bond issuance costs

Bond issuance costs are expensed as incurred.

(ii) Organization expenses

Organization expenses are expensed as incurred.

(e) Foreign currency translation and revaluation method

JFC maintains its accounting records in Japanese yen. Assets and liabilities denominated in foreign currencies are mostly translated into Japanese yen at the market exchange rate prevailing at the fiscal year end.

(f) Allowance for Loan losses

The allowance for loan losses is maintained in accordance with internally established standards. The allowance for claims on debtors who are legally bankrupt (“Bankrupt borrowers”) or substantially bankrupt (“Substantially bankrupt borrowers”) is provided based on the outstanding balance after the write-offs described in Note 4.(g) and the deductions of the amount expected to be collected through the disposal of collateral and execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt but are likely to become bankrupt (“Potentially bankrupt borrowers”) is provided based on an assessment of the overall solvency of the debtors after deducting the amount expected to be collected through the disposal of collateral and the execution of guarantees.

The allowance for claims on debtors other than Bankrupt borrowers, Substantially bankrupt borrowers and Potentially bankrupt borrowers is provided primarily based on the default rate, which is calculated based on the actual defaults during a certain period in the past.

The allowance for possible losses on specific overseas loans is provided based on the expected loss amount taking into consideration the political and economic situations of these countries.

All claims are assessed initially by the operational departments and subsequently by risk evaluation departments based on internal rules for self-assessment of asset quality. The internal audit department, which is independent from the operational departments, reviews these self-assessments, and the allowance is provided based on the results of the assessments.

(g) Reserve for compensation losses

The “reserve for compensation losses” provides for losses based on the estimated amounts of future losses attributed to compensation security contracts.

(h) Provision for bonuses

The “provision for bouneses” is calculated and provided for based on the estimated amounts of future payments attributable to the services that have been rendered by employees to the date of the balance sheet.

(i) Provision for directors’ bonuses

The “provision for directors’ bonuses” is calculated and provided for based on the estimated amounts of future payments attributable to the services that have been rendered by directors to the date of the balance sheet.

(j) Provision for retirement benefits

The “provision for retirement benefits” represents the future payment for pension and retirement benefits to employees, and is accrued based on the projected benefit obligations and the estimated pension plan assets at the fiscal period end.

Unrecognized actuarial differences are recognized as income or expense from the following fiscal year under the straight-line method over a period up to a maximum of 10 years within the average remaining service period of employees of the respective fiscal year.

(k) Provision for directors’ retirement benefits

The “provision for directors’ retirement benefits”, which provides for future retirement pension payment to directors, corporate auditors and executive officers, is recognized at the amount accrued at the end of the respective fiscal year.

(l) Accounting for hedges of interest rate risk

(i) Hedge accounting

JBIC accounts for derivatives used for interest rate risk hedging purposes under the deferral method.

(ii) Hedging instruments and hedged items

Hedging instruments: interest rate swaps

Hedged items: loans, borrowings, bonds and notes

(iii) Hedging policy

JBIC enters into hedging transactions up to the amount of the underlying hedged assets and liabilities.

(iv) Assessment of hedge effectiveness

JBIC assesses the effectiveness of designated hedges by measuring and comparing the change of fair value or cumulative change of cash flows of both hedging instruments and corresponding hedged items from the date of inception of the hedges to the assessment date.

(m) Accounting for hedges of foreign exchange risks

Hedge instruments used to hedge foreign exchange risks associated with various foreign currency denominated monetary assets and liabilities are accounted for using the deferral method, in accordance with the standard treatment of The Japanese Institute of Certified Public Accountants (JICPA) Industry Audit Committee Report No. 25.

The effectiveness of the hedging instruments described above, such as currency-swaps, forward contracts and similar transactions, hedging the foreign exchange risks of monetary assets and liabilities denominated in foreign currencies, is assessed by comparing the foreign currency position of the hedged monetary assets and liabilities with that of the hedging instruments. Assets and liabilities dominated in foreign currency for which currency swaps are used to hedge the foreign currency fluctuations are translated at the contracted rate if the currency swaps qualify for hedge accounting. However, assessment of effectiveness is omitted for those currency swaps.

(n) Accounting Policies for Reserve for Insurance Policy liabilities

The “reserve for insurance policy liabilities” consists of the following two items, pursuant to Article 9, Paragraph 1 of the Ministerial Ordinance Concerning Accounting for JFC. Furthermore, in accordance with Article 9, Paragraph 2 of the Ministerial Ordinance Concerning Accounting for JFC, an additional amount shall be provided for insurance policy liabilities in the event that an impediment to the fulfillment of future obligations has been confirmed.

(i) Policy reserve

The policy reserve which provides for future obligations under insurance policies has been calculated based on actuarial and statistical method.

(ii) Outstanding Claims reserve

The outstanding claims reserve represents the accumulation of the estimates for reported losses and includes provision for losses incurred but not reported, after the deduction of collectable amounts based on insurance policies.

(o) Consumption and Other Taxes

Consumption taxes and local consumption taxes (“consumption taxes”) are excluded from transaction amounts. Amounts of non-deductible consumption taxes related to property, plant and equipment are expensed as incurred.

(p) Scope of cash and cash equivalents in the statements of cash flow

Cash and cash equivalents as stated in the Statements of Cash Flow consists of cash on hand and Current deposit in “Cash and due from banks” in the Balance Sheets.

3. Receivables under resale agreements

Among the securities acquired under resale agreements, these securities which can be sold or pledged without restrictions amounted to ¥11,487 million ($117 million).

4. Loans

The entire balance categorized under loans are loans on deeds. The amounts reported in the balance sheets as of March 31, 2009 were as follows:

	(In millions of yen)

	As of March 31, 2009
	Account for Micro Business and Individual Operations	Account for Agriculture, Forestry, Fisheries and Food Business Operations	Account for SME Loan Programs and Securitization Support Programs (Guarantee-type Operation)	Account for JBIC Operations
Bankrupt loans	¥43,377	¥1,287	¥54,219	¥26,908
Non-accrual loans	163,890	76,064	458,308	110,674

Loans with interest or principal repayments more than three months on arrears	233	3,864	—	—
Restructured loans	309,915	24,843	153,114	92,894

Total	¥517,417	¥106,060	¥665,642	¥230,477

	(In millions of U.S. dollars)
	As of March 31, 2009
	Account for Micro Business and Individual Operations	Account for Agriculture, Forestry, Fisheries and Food Business Operations	Account for SME Loan Programs and Securitization Support Programs (Guarantee-type Operation)	Account for JBIC Operations
Bankrupt loans	$442	$14	$551	$273
Non-accrual loans	1,668	774	4,666	1,127

Loans with interest or principal repayments more than three months on arrears	2	39	—	—
Restructured loans	3,155	253	1,559	946

Total	$5,267	$1,080	$6,776	$2,346

(Note)	The description of the following three accounts, Securitization Support Programs (Purchase-type operation), Credit Insurance Programs, and Crisis Response Operations, is omitted since there is no balance in these accounts.

(a)	“Bankrupt loans” are loans, defined in Article 96, Paragraph 1, Item 3 and 4 of the corporate Tax Law Enforcement Ordinance (Government Ordinance No.97), on which accrued interest income is not recognized as there is substantial uncertainty over the ultimate collectability of either principal or interest because they have been in arrears for a considerable period of time or for another reason.

(b)	“Non-accrual loans” are loans on which accrued interest income is not recognized, although this excludes loans on which interest payments are deferred in order to support the borrowers’ recovery from financial difficulties.

(c)	“Loans with interest or principal repayments more than three months in arrears” are loans whose principal or interest payment is more than three months in arrears, and which do not fall under category of “Bankrupt loans” and “Non-accrual loans”

(d)	“Restructured loans” are loans whose repayment terms and conditions have been amended in favor of the borrowers (e.g. reduction of or exemption from the stated interest rate, the deferral of interest payments, the extension of principal repayments or renunciation of claims) in order to support the borrowers’ recovery from financial difficulties, and which do not fall under the category of “Bankrupt loans”, “Non-accrual loans”, and “Loans with interest or principal payments more than three months in arrears”.

(e)	The amounts of loans indicated in the table above are the gross amounts prior to the deduction of allowance for possible loan losses.

(f)	JFC, as a policy, does not pay down loans in part or in full immediately after the execution of the loan agreements, but instead makes disbursement, in accordance with the progress of the underlying projects. These undisbursed amounts are not included in the loans on deed in the Balance Sheets. The balance of unpaid amounts as of March 31, 2009 is ¥1,372,703 million ($13,974 million).

(g)	With respect to claims with collateral or guarantees on debtors who are legally or substantially bankrupt (“Bankrupt borrowers and substantially bankrupt borrowers”), the residual booked amount of the claims after deduction of the amount which is deemed collectable through the disposal of collateral or the execution of guarantees is written off as at March 31, 2009. The amount of accumulated write-offs is 521,089 million ($5,305 million).

5. Assests pledged as collateral

Pursuant to Article 52 of the JFC Law, assets of JFC are pledged as general collateral for bonds totaling ¥6,072,514 million ($61,819 million).

6. Accumulated depreciation of fixed assets

Accumulated depreciation of fixed assets as of March 31, 2009 amounted to ¥2,553 million ($26 million).

7. Amount of compensation security contract

The total amount of compensation outstanding (3,367contracts)	¥154,129 million ($1,569 million)
Reserve for compensation	¥3,000 million ($31milion)
Net amount	¥151,129 million ($1,538 million)

8. Receivable from affiliates

The receivable balance from affiliates as at March 31, 2009 is ¥19,646 million ($200 million)

9. Restriction in dividend distribution

JFC is restricted in its dividend distribution pursuant to Article 47 of the JFC Law. In the event that the amount of the retained earnings brought forward in the balance sheet exceeds zero in each account related to the operations listed in each Item of Article 41 hereof, JFC shall accumulate, as a reserve, the amount calculated in accordance with the standards prescribed by a Cabinet Order to the extent that it reaches the certain amount, and if there is still a surplus, JFC shall pay such surplus into the National Treasury within 3 months after closing date.

In the event that the amount of the retained earning bought forward falls below zero in each account set forth in the preceding Paragraph, Legal capital surplus and legal retained earnings shall be transferred to retained earnings brought forward to the extent that the amount of retained earnings brought forward becomes zero.

10. Extraordinary income

The extraordinary income recorded in the period resulted from the debt assumption transaction for the 9th JBIC Bond.

11. Issued shares and treasury stocks

Types and number of issued shares and treasury stocks are as follows:

(unit: thousand of share)
Types	The number of stocks at beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year	The number of stocks at end of the fiscal year	Remarks
Issued shares
Common stocks	—	4,143,144,407	—	4,143,144,407
Classified Stock	—	—	—	—

Total	—	4,143,144,407	—	4,143,144,407

Treasury stock
Common Stock	—	—	—	—
Classified Stock	—	—	—	—

Total	—	—	—	—

(Note)	Increases are due to the issuance of 972,163,000 thousand shares and the contribution of 3,170,981,407 thousand shares based on the JFC Law

12. Cash Flow

(a) “Cash and cash equivalents” in the statement of cashflows reconciles to cash and Due from Banks in the balance sheets as follows:

	March 31, 2009	March 31, 2009
	(In millions of yen)	(In millions of U.S. dollars)
Cash and due from banks	¥1,617,281	$16,464
Time deposit and others	(1,230,010)	(12,522)

Cash and cash equivalents	¥387,271	$3,942

(b) Significant non-cash transaction

The increase in finance lease transactions in this fiscal year is ¥6,443 million ($66 million).

13. Lease Transactions

Lease transactions in the fiscal year ended March 31, 2009 are as follows:

(a) Finance Lease Transactions in the fiscal year ended March 31, 2009 are as follows:

Finance lease transactions, that do not involve the transfer of ownership to the lessee.

(i) Description of Lease assets is as follows:

 Property, plant and equipment: Equipment and Property

‚ Intangible assets: Software

(ii) Depreciation of lease assets is calculated under the method as set forth in Note 2 (c).

(b) Operating Lease Transactions

Future minimum lease payments as of March 31, 2009 are as follows:

	March 31, 2009	March 31, 2009
	(In millions of yen)	(In millions of U.S. dollars)
Due within one year	¥2	$0
Due after one year	3	0

Total	¥5	$0

14. Market Value of Securities

The market value of securities at March 31, 2009 is as follows:

(a) Trading securities

Not applicable

(b) Held-to-maturity debt securities with market value

	(In millions of yen)
	Amount in the		Difference	Gross Unrealized
	Balance Sheets (A)	Fair Value (B)	(A)-(B)	Gains	Losses
Japanese government bonds	¥21,156	¥21,971	¥815	¥815	—

	(In millions of U.S. dollars)
	Amount in			Gross unrealized
	Balance Sheet	Market Value	Difference	Gains	Losses
Japanese government bonds	$215	$223	$8	$8	—

(c) Available-for-sale securities with market value

Not applicable

(d) Held-to-maturity debt securities sold

Not applicable

(e) Available-for-sale securities sold

Not applicable

(f) Held-to maturity debt securities and available-for-sale securities whose fair value is not readily determinable were as follows:

	March 31, 2009	March 31, 2009
	(In millions of yen)	(In millions of U.S. dollars)
Held-to-maturity securities
Unlisted Japanese securities	¥7,872	$80
Equity Securities of, or investment in subsidiaries and affiliates	2,793	28
Available-for-sale securities
Negotiable certificates of deposit	82,210	837
Unlisted foreign stocks	8,729	89
Other unlisted Japanese securities	7,841	80
Other unlisted foreign securities	1,227	12

(g) Change in classification of securities

Not applicable

(h) Redemption schedule of available-for-sale redeemable securities and held-to maturity debt securities are as follows:

	(In millions of yen)
	Maturities within one year	Maturities after one year but within five years	Maturities after five years but within ten years	Maturities after ten years
Bonds
Japanese Government Bonds	—	—	¥21,156	—
Corporate Bonds	3,946	7,031	—	—
Others	82,732	4,013	—	—

Total	¥86,679	¥11,044	¥21,156	—

	(In millions of U.S. dollars)
	Maturities within one year	Maturities after one year but within five years	Maturities after five years but within ten years	Maturities after ten years
Bonds
Japanese Government Bonds	—	—	$215	—
Corporate Bonds	40	72	—	—
Others	842	40		—

Total	$882	$112	$215	—

(i) Equity securities of subsidiaries and affiliates with market value

Not applicable

(j) Money held in trust

Not applicable

(k) Net unrealized gains (losses) on available-for-sale securities are as follows:

Valuation Difference	(In millions of yen)	(In millions of U.S. dollars)
Available-for-sale securities	¥(1,064)	$(10)
Other trust funds	—	—
Valuation Difference for Available-for-sale securities (before adjustment)	(1,064)	(10)
(-) Amount corresponding minority interests	—	—
(+) Amount corresponding to net unrealized gains on other securities, owned by affiliated companies, which corresponds to the shareholdings to their investor companies	—	—
Valuation Difference for Available-for-sale securities	(1,064)	(10)

15. Derivatives transactions

Notes to derivative transactions in the fiscal year ended March 31, 2009 are as follows:

(a) Policy for derivative transactions

JFC engages in derivative transactions solely for the purpose of hedging foreign exchange rate risks and interest rate risks associated with its lending and funding operations.

(b) Transactions

Derivative transactions include interest rate and currency swaps and forward exchange contracts.

(c) Risks involved in derivative transactions

Derivative transactions involve the following risks:

(i) Credit risk

This represents the potential loss from the failure of a counterparty to perform its obligations in accordance with terms and conditions under the contract governing transactions due to bankruptcy or deteriorating business.

(ii) Market risk

This represents the potential loss from the changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(d) Policies for risk management on derivative transactions

(i) Credit risk

JFC constantly monitors the market value of its derivative transactions with each counterparty and the amount of its credit exposure and creditworthiness of each counterparty in order to ascertain the appropriateness of entering into or maintaining a transaction with each counterparty.

(ii) Market risk

JFC uses derivative transactions solely for the purpose of hedging. Therefore, the market risk on derivative transactions and that on hedged (lending or funding) transactions basically offset each other.

(e) Interest rate-related transactions

There were no interest rate-related derivative transactions recorded at fair value as at the balance sheet date, since hedge accounting was applied to all interest rate-related derivative transactions outstanding at year end.

(f) Currency-related transactions

There were no currency-related derivative transactions, recorded at fair value as at the balance sheet date, since hedge accounting was applied to all currency-related derivative transactions outstanding at year end.

(g) Equity-related transactions

Not applicable

(h) Bond-related transactions

Not applicable

(i) Commodity-related transactions

Not applicable

(j) Credit Derivatives transactions

Not applicable

16. Retirement benefits

JFC has a defined benefit pension plan comprising of a welfare pension fund plan and a lump-sum severance indemnity plan.

(a) The funded status of the pension plans

		March 31, 2009	March 31, 2009
Disposition		(In millions of yen)	(In millions of U.S. dollars)
Projected benefit obligation	(A)	¥(270,465)	$(2,753)
Fair value of plans’ assets	(B)	59,217	602

Unfunded pension obligation	(C) = (A) + (B)	(211,248)	(2,151)
Unrecognized net obligation at transition	(D)

Net amount recognized on the balance sheet	(E) = (C) + (D)	10,965	112
Prepaid pension cost	(F)	(200,283)	(2,039)
Provision for retirement benefits	(G) = (E) – (F)	—	—

		(200,283)	(2,039)

(b) Component of pension cost
		March 31, 2009	March 31, 2009
Disposition		(In millions of yen)	(In millions of U.S. dollars)
Service cost		¥3,801	$39
Interest cost		2,696	27
Expected return on plans’ assets		—	—
Unrecognized net obligation at transition		—	—
Other costs		—	—

Net pension cost		6,498	66

(Note)	Employee contributions to pension funds have been deducted from the Service cost.

(c) Principal assumptions made

March 31, 2009
Discount rate	2.0%
Expected rate of return on plan assets	0.0%
Method of attributing the projected benefits to periods of services	Straight-line basis
Amortization period of net obligation at transition	10 years

17. Deferred tax accounting

JFC does not apply deferred tax accounting since JFC is a nontaxable entity classified in the article 2 (5) of the Corporation Tax Act.

18. Profit and Loss on equity method

	March 31, 2009	March 31, 2009
	(In millions of yen)	(In millions of U.S. dollars)
Investment for affiliates	¥2,793	$28
Investment for affiliates (equity method)	2,644	27
Profit of Investment for affiliates (equity method)	(36)	(0)

19. Related party transaction

Related party Transactions in the fiscal year ended March 31, 2009 are as follows:

(a) Transactions with parent company and major shareholder companies

	(In millions of yen)
	Corporate name	Location	Business	Ratio to Total Voting Rights (%)	Relation with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2009
Principal shareholder	Ministry of Finance (Minister of Finance)	Tokyo, Chiyoda-ku	Administration for policy based financing	100 (Direct)		Underwriting of capital increase (Note ii)	¥972,163	—
	(Note i)					Receipts from general account of the national budget	2,973	—
						Receipt of funds (Note iii)	3,918,677	Borrowings	15,756,683
						Repayment of borrowing	2,062,300
						Payment of interest on borrowings	89,605	accrued expenses	33,008
						Deposit of funds (Note iv)	2,137,300	Due from banks	1,147,800
						Underwriting of short-term bonds (Note v)	199,923	Short-term bonds	199,923
						Guarantee for corporate bonds (Note vi)	3,183,608	—

	(In millions of U.S. dollars)
	Corporate name	Location	Business	Ratio to Total Voting Rights (%)	Relation with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2009
Principal shareholder	Ministry of Finance (Minister of Finance)	Tokyo, Chiyoda-ku	Administration for policy based financing	100 (Direct)		Underwriting of capital increase (Note ii)	$9,897	—	—
	(Note i)					Receipts from general account of the national budget	30	—	—
						Receipt of funds (Note iii)	39,893	Borrowings	160,406
						Repayment of borrowing	20,995
						Payment of interest on borrowings	912	Accrued expenses	336
						Deposit of funds (Note iv)	21,758	Due from banks	11,685
						Underwriting of short-term bonds (Note v)	2,035	Short-term bonds	2,035
						Guarantee for corporate bonds (Note vi)	32,410	—	—

(Note)

(i)	Transactions with the ministries and agencies other than Ministry of Finance are as follows:

- Small and Medium Enterprise Agency

Receipts from the national budget ¥13,737 million ($140 million )

- Ministry of Health, Labor and Welfare Ministry

Receipts from the national budget ¥388 million ($4 million )

- Agency for Natural Resources and Energy

Receipts from the national budget ¥7 million (¥0 million)

- Ministry of Agriculture, Forestry and Fisheries

Receipts from the national budget ¥9,869 million ($100 million)

Receipt of borrowed money ¥7,908 million ($81 million)

Repayment of borrowed money 7,290 million yen ($74 million)

(ii)	The underwriting of capital increase represents the increase in capital through shareholder allocation by JFC at an allocation amount of ¥1 ($0) per share. The amount does not include investments as stipulated under Article 8 of the Supplementary Provision to the JFC Law.

(iii)	The receipts of funds represents borrowing under the Fiscal Investment and Loan Program (“FILP”), and for this borrowing, the interest rates are applied under the FILP agreement.

(iv)	Deposit of funds is the deposit for FILP and the interest rates applicable under FILP are applied.

(v)	Underwriting of short-tem bonds is underwriting by FILP and their terms and conditions are decided by the government in the same manner with general transactions.

(vi)	No guarantee fee has been paid for the guarantee of bonds.

(vii)	Figures in the table above do not include consumption taxes.

(b)	Transactions with fellow subsidiaries and affiliates’ subsidiaries

	(In millions of yen)
	Corporate name	Location	Capital	Business	Ratio to Total Voting Rights	Relation with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2009
Principal shareholders, companies and other entities that hold a majority of voting rights	independent administrative agency Agriculture, Forestry and Fisheries Credit Fund	Tokyo, Chiyoda-ku	¥207,797		—	Acceptance of trusted fund	Receipts of entrust funds (Note i)	¥724	Entrusted fund	¥36,703
							Repayment of entrusted fund	165

	Development Bank of Japan, Inc.	Tokyo, Chiyoda-ku	1,000,000	Policy- based finance	—	designated financial institution for Crisis Response	Lend funds (Note ii)	1,360,113	Loan on deed	1,360,113
							Receipts of the interests	645	Accrued income	318

	Shoko Chukin Bank		218,653	Small and medium corporate finance	—	designated financial institution for Crisis Response	Lend funds (Note ii)	70,000	Loan on deed	70,000
							Security for damage (Note iii)	154,129	—

	(In millions of U.S. dollars)
	Corporate name	Location	Capital	Business	Ratio to Total Voting Rights	Relation with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2009
Principal shareholders, companies and other entities that hold a majority of voting rights	independent administrative agency Agriculture, Forestry and Fisheries Credit Fund	Tokyo, Chiyoda-ku	$2,115		—	Acceptance of trusted fund	Receipts of entrust funds (Note i)	$7	Entrusted fund	$ 374
							Repayment of entrusted fund	2

	Development Bank of Japan, Inc.	Tokyo, Chiyoda-ku	10,180	Policy- based finance	—	designated financial institution for Crisis Response	Lend funds (Note ii)	13,846	Loan on deed	13,846
							Receipts of the interests	7	Accrued income	3

	Shoko Chukin Bank		2,226	Small and medium corporate finance	—	designated financial institution for Crisis Response	Lend funds (Note ii)	713	Loan on deed	713
							Security for damage (Note iii)	1,569	—	—

(Note)

(i)	Entrusted funds represent the amounts received on an interest-free basis from the Agriculture, Forestry and Fisheries Credit Foundations in accordance with the Act on Temporary Measures concerning Fund for Improvement of Forestry Management Framework (Law No. 51 of 1979) and are provided as loans on an interest-free basis to help revitalize the forestry infrastructure.

(ii)	Loan funds are provided in accordance with terms and conditions approved by the state minister in charge in accordance with Article 15 of the JFC Law.

(iii)	Guarantee insurance is provided in accordance with terms and other conditions approved by the relevant minister in accordance with Article 15 of the JFC Law.

(iv)	Figures in the table above do not include consumption taxes.

(c) Transactions with directors and major shareholder (not company)

	(In millions of yen)
	Name of corporate or individual	Location	Capital	Business	Ratio to Total Voting Rights	Relation of related parties	Transactions	Amounts of transactions	Account	Balance as of March 31, 2009
Directors or their immediate relatives	Toshio Nakamura	Hiroshima, Hiroshima- city	—	A medical office	None	Brother of the director of JFC	Loans ( Note i )	—	Loans	¥19

Directors or their immediate relatives of companies and other entities that hold a majority of voting rights	Mikasa Co., Ltd.	Tokyo, Minato-ku	53	Wholesale of precision machinery components	None	Representive director of Mikasa Co., Ltd. is father of director of JFC	Loans ( Note i )	50	Loans	115

	(In millions of U.S. dollars)
	Name of corporate or individual	Location	Capital	Business	Ratio to Total Voting Rights	Relation of related parties	Transactions	Amounts of transactions	Account	Balance as of March 31, 2009
Directors or their immediate relatives	Toshio Nakamura	Hiroshima, Hiroshima- city	—	A medical office	None	Brother of the director of JFC	Loans ( Note i )		Loans	$0
Directors or their immediate relatives of companies and other entities that hold a majority of voting rights	Mikasa Co., Ltd.	Tokyo, Minato-ku	1	Wholesale of precision machinery components	None	Father of director of JFC	Loans ( Note i )	1	Loans	1

(Note)

( i ) Terms and conditions for loan is the same as that of general customers.

( ii ) Figures in the table above do not include consumption taxes.

20. Amounts per share

Amounts per share as at fiscal year ended March 31, 2009 are calculated as follows:

	March 31, 2009	March 31, 2009
	(In yen)	(In U.S. dollars)
Net Assets per share of common stock	¥0.69	$0.01
Net loss per share of common stock	¥0.18	$0.01

Net assets per share of common stock is based on the following information

	March 31, 2009	March 31, 2009
	(In millions of yen)	(In millions of U.S. dollars)
Net Assets	¥2,880,565	$29,325
Deduction from Net Assets	—
Net Assets related to common stock	2,880,565	29,325
Year-end outstanding shares of common stock, on which net assets per share of common stock was calculated	4,143,144,407	4,143,144,407

(Note) Diluted net loss per share of common stock is not presented since there are no diluted stocks.

Net loss per share of common stock is based on the following information.

	As of March 31, 2009	As of March 31, 2009
	(In millions of yen)	(In millions of U.S. dollars)
Net loss	¥655,414	$6,672
Amount not attribute to common stock	—	—
Net loss related to common stock	655,414	6,672
Average outstanding shares of common stock (during the period)	3,470,135,418	3,470,135,418

21. Subsequent Events

(a) The Board of Director of JFC resolved on April 22, 2009 to issue new shares by way of allotment to shareholders as of June 5, 2009.

( i ) Account for Agriculture, Forestry, Fisheries and Food Business Operations

Type and number of shares	Common stock 665,000,000 shares
Issue price	1 yen per share	0 U.S. dollars per share
Total issue amount	665,000,000 yen	6,769,826 U.S. dollars
Amount incorporated into Capital Stock	1 yen per share	0 U.S. dollars per share
Amount incorporated into legal Capital Surplus	—	—
Total amount incorporated into Capital stock	665,000,000 yen	6,769,826 U.S. dollars
Total amount incorporated into legal Capital Surplus	—	—
Payment date	June 5, 2009
Purpose of Use	For securitization support operations

( ii ) Account for SME Loan Programs and Securitization Support Programs (Guarantee-type Operation)

Type and number of shares	Common stock 450,000,000 shares
Issue price	1 yen per share	0 U.S. dollars per share
Total issue amount	450,000,000 yen	4,581,085 U.S. dollars
Amount incorporated into Capital Stock	1 yen per share	0 U.S. dollars per share
Amount incorporated into legal Capital Surplus	—	—
Total amount incorporated into Capital stock	450,000,000 yen	4,581,085 U.S. dollars
Total amount incorporated into legal Capital Surplus	—	—
Payment date	June 5, 2009
Purpose of Use	For securitization support programs (Guarantee-type Operation)

( iii ) Account for Credit Insurance Programs

Type and number of shares	Common stock 52,300,000,000 shares
Issue price	1 yen per share	0 U.S. dollars per share
Total issue amount	52,300,000,000 yen	532,423,903 U.S. dollars
Amount incorporated into Capital Stock	—	—
Amount incorporated into legal Capital Surplus	1 yen per share	0 U.S. dollars per share
Total amount incorporated into Capital stock	—	—
Total amount incorporated into legal Capital Surplus	52,300,000,000 yen	532,423,903 U.S. dollars
Payment date	June 5, 2009
Purpose of Use	To augment insurance platforms and ensure stable system management

( iv ) Account for Crisis Response Operations

Type and number of shares	Common stock 10,960,000,000 share
Issue price	1 yen per share	0 U.S. dollars per share
Total issue amount	10,960,000,000 yen	111,574,875 U.S. dollars
Amount incorporated into Capital Stock	1 yen per share	0 U.S. dollars per share
Amount incorporated into legal Capital Surplus	—	—
Total amount incorporated into Capital stock	10,960,000,000 yen	111,574,875 U.S. dollars
Total amount incorporated into legal Capital Surplus	—	—
Payment date	June 5, 2009
Purpose of Use	To expand the scale of operations through the implementation of emergency measures aimed at improving standards of living

(b) The Board of Director of JFC resolved on June 15, 2009 to issue new shares by way of allotment to shareholders as of August 6, 2009.

( i ) Account for Micro Business and Individual Operations

Type and number of shares	Common stock 105,163,000,000 share
Issue price	1 yen per share	0 U.S. dollars per share
Total issue amount	105,163,000,000 yen	1,070,579,253 U.S. dollars
Amount incorporated into Capital Stock	1 yen per share	0 U.S. dollars per share
Amount incorporated into legal Capital Surplus	—	—
Total amount incorporated into Capital stock	105,163,000,000 yen	1,070,579,253 U.S. dollars per share
Total amount incorporated into legal Capital Surplus	—	—
Payment date	August 6, 2009
Purpose of Use	To strengthen the financial basis and implement the safety net program with lower interest rate

( ii ) Account for SME Loan Programs and Securitization Support Programs (Guarantee-type Operation)

Type and number of shares	Common stock 85,000,000,000 share
Issue price	1 yen per share	0 U.S. dollars per share
Total issue amount	85,000,000,000 yen	865,316,095 U.S. dollars
Amount incorporated into Capital Stock	1 yen per share	0 U.S. dollars per share
Amount incorporated into legal Capital Surplus	—	—
Total amount incorporated into Capital stock	85,000,000,000 yen	865,316,095 U.S. dollars
Total amount incorporated into legal Capital Surplus	—	—
Payment date	August 6, 2009
Purpose of Use	To strengthen the financial basis and set an upper limit on interest rate (3%) on lending the safety net program.

( iii ) Account for Credit Insurance Programs

Type and number of shares	Common stock 1,053,600,000,000 share
Issue price	1 yen per share	0 U.S. dollars per share
Total issue amount	1,053,600,000,000 yen	10,725,847,501 U.S. dollars
Amount incorporated into Capital Stock	—	—
Amount incorporated into legal Capital Surplus	1 yen per share	0 U.S. dollars per share
Total amount incorporated into Capital stock	—	—
Total amount incorporated into legal Capital Surplus	1,053,600,000 yen	10,725,847,501 U.S. dollars
Payment date	August 6, 2009
Purpose of Use	To expand the scale of operations through the implementation of emergency and response to rise in the accident density

( iv ) Account for Crisis Response Operations

Type and number of shares	Common stock 384,700,000,000 share
Issue price	1 yen per share	0 U.S. dollars per share
Total issue amount	384,700,000,000 yen	3,916,318,844 U.S. dollars
Amount incorporated into Capital Stock	1 yen per share	0 U.S. dollars per share
Amount incorporated into legal Capital Surplus	—	—
Total amount incorporated into Capital stock	384,700,000,000 yen	3,916,318,844 U.S. dollars
Total amount incorporated into legal Capital Surplus	—	—
Payment date	August 6, 2009
Purpose of Use	To expand the scale of the accident security operations

22. Fixed assets

Fixed assets as of March 31, 2009 are as follows:

	(In millions of yen)
	Balance at the beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year	Balance at the end of the fiscal year	Accumulated depreciation	Depreciation	Net fixed assets
Property, plant and equipment
Buildings	¥29,510	¥1,994	¥81	¥31,423	¥1,358	¥1,361	¥30,065
Land	248,347	—	—	248,347	—	—	248,347
Lease Assets	—	4,838	0	4,837	742	742	4,095
Construction in progress	700	1,406	1,319	787	—	—	787
Other	1,544	232	15	1,762	452	453	1,310

Total property, plant and equipment	¥280,102	¥8,473	¥1,416	¥287,158	¥2,553	¥2,557	¥284,605

Intangible assets
Software	¥7,890	¥1,395	—	¥9,286	¥1,417	¥1,417	¥7,868
Lease Assets	—	1,605	—	1,605	193	193	1,412
Other	1,268	734	718	1,284	0	0	1,284

Total intangible assets	¥9,158	¥3,735	718	¥12,175	¥1,611	¥1,611	¥10,564

	(In millions of U.S. dollars)
	Balance at the beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year	Balance at the end of the fiscal year	Accumulated depreciation	Depreciation	Net fixed assets
Property, plant and equipment
Buildings	$300	$21	$1	$320	$14	$14	$306
Land	2,528	—	—	2,528	—	—	2,528
Lease Assets	—	49	0	49	7	7	42
Construction in progress	7	14	13	8	—	—	8
Other	16	2	0	18	5	5	13

Total property, plant and equipment	$2,851	$86	$14	$2,923	$26	$26	$2,897

Intangible assets
Software	$80	$14	—	$94	$14	$14	$80
Lease Assets	—	16	—	16	2	2	14
Other	13	8	7	14	0	0	14

Total intangible assets	$93	$38	$7	$124	$16	$16	$108

The increase of lease assets in property, plant and equipment in the fiscal year includes ¥3,663 million ($37 million), which JFC succeeded from the predecessors of JFC. The increase of lease assets in intangible assets includes ¥1,149 million ($12 million), the amounts of which JFC succeeded Balance at the end of year.

23. Reserves

Reserves as of March 31, 2009 are as follows:

	(In millions of yen)
	Balance at the beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year (use for purpose)	Decrease during the fiscal year (others)	Balance at the end of the fiscal year
Reserve for insurance policy liabilities	659,709	358,103	—	—	1,017,813
Allowance for loan losses	391,776	417,878	26,993	364,783	417,878
General allowance for loan losses	141,321	148,499	—	141,321	148,499
Specific allowance for loan losses	235,506	251,616	26,993	208,513	251,616
Allowance for possible losses on specific overseas loans	14,948	17,762	—	14,948	17,762
Provision for bonuses	6,387	5,808	6,387	—	5,808
Provision for directors’ bonuses	9	29	9	—	29
Provision for directors’ retirement benefits	—	25	—	—	25
Reserve for compensation losses	—	3,000	—	—	3,000

Total	1,057,883	784,846	33,390	364,783	1,444,556

	(In millions of U.S. dollars)
	Balance at the beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year (use for purpose)	Decrease during the fiscal year (others)	Balance at the end of the fiscal year
Reserve for insurance policy liabilities	6,716	3,646	—	—	10,362
Allowance for loan losses	3,988	4,254	274	3,714	4,254
General allowance for loan losses	1,439	1,512	—	1,439	1,512
Specific allowance for loan losses	2,397	2,561	274	2,123	2,561
Allowance for possible losses on specific overseas loans	152	181	—	152	181
Provision for bonuses	65	59	65	—	59
Provision for directors’ bonuses	0	0	0	—	0
Provision for directors’ retirement benefits	—	0	—	—	0
Reserve for compensation losses	—	31	—	—	31

Total	10,769	7,990	339	3,714	14,706

The main factor in the decrease during the fiscal year in each of the following reserves is as follows:.

General allowance for possible loan losses: Decrease is due to reversal.

Specific allowance for possible loan losses: Decrease is due to reversal.

Allowance for possible losses on specific overseas loans : Decrease is due to reversal.

24. Bond payable

The major components of bonds payable as of March 31, 2009 are as follows:

	(In millions of yen)
Description of bonds payable	Date of issuance	Balance at the beginning of the fiscal year	Balance at the end of current period	Interest rate (%)	Collateral	Maturity date	Remarks
Government guaranteed Natinal Life Bonds 7th-22nd	2002.9.19 — 2008.3.17	—	579,228	0.80-1.70	General collateral	2010.10.22 — 2018.3.16

8th, 10th-11 th, 13th, 15th, 17th-18th, 20th, 22nd-25th, 27th-38th Natinal Life Bonds (FILP agency bonds ) Bonds	2003.11.7 — 2008.5.28	—	659,960 [309,990]	0.54-1.74	General collateral	2008.12.19 — 2013.3.19

4th-13th Agriculture, Forestry, Fisheries and Food Business Bonds	2003.5.12 — 2008.5.13	—	113,949	0.77-2.66	General collateral	2013.3.19 — 2028.3.17

Government guaranteed bond 1st, 2nd Agriculture, Forestry, Fisheries and Food Business Bonds (10year)	2002.10.22 — 2003.11.28	—	25,954	1.30-1.50	General collateral	2012.10.30 — 2013.11.29

104th-108th Small and Medium Enterprises Bonds	1998.12.18 — 1999.12.24	—	230,313 [230,313]	1.20-2.00	General collateral	2008.12.18 — 2009.12.24

Government guaranteed bond 126th, 130th, 134 th, 136th, 140th, 142nd, 144th, 146th, 150th, 152nd, 154th, 157th, 162nd, 165th, 167th, 169th, 170th, 194th Small and Medium Enterprise Bonds	1999.9.21 — 2008.9.18	—	1,183,623 [140,005]	0.20-2.00	General collateral	2008.10.24 — 2018.9.18

Government guaranteed bonds 1st Euro-yen, 2nd-3th Euro-bond, 10th Swiss Franc-bond	2002.2.13 — 2006.3.8	—	101,459 (600,000 thousand euro) (250,000 thousand Swiss Franc)	1.09-1.31	General collateral	2009.2.13 — 2012.3.8

6th, 8th-18th, 20th-33th Small and Medium Enterprises Bonds	2003.6.27 — 2008.7.23	—	784,925 [229,996]	0.51-1.99	General collateral	2008.12.22 — 2018.3.20

Government guaranteed JBIC bonds 1st, 6th-17th	1999.11.4 — 2008.6.18	—	993,457 (8,383,470 thousand U.S. dollars) (1,245,140 thousand euro) (3,000,000 thousand Thai baht) [98,204]	3.375-7.000	General collateral	2009.11.4 — 2016.3.23	*

2nd, 4th, 6th, 8th-10th, 12th-31st JBIC bonds	2001.10.30 — 2008.6.27	—	1,099,756 [49,998]	0.540-2.090	General collateral	2008.12.19 — 2025.12.19	*

Government guaranteed short-term bonds	2009.2.25	—	299,884 [299,884]	—	General collateral	2009.5.25

Total	—	—	6,072,514	—	—	—	—

	(In millions of U.S. dollars)
Description of bonds payable	Date of issuance	Balance at the beginning of the fiscal year	Balance at the end of the fiscal year	Interest rate (%)	Collateral	Maturity date	Remarks
Government guaranteed Natinal Life Bonds 7th-22nd	2002.9.19 — 2008.3.17	—	5,897	0.80-1.70	General collateral	2010.10.22 — 2018.3.16

8th, 10th-11 th, 13th, 15th, 17th-18th, 20th, 22nd-25th, 27th-38th Natinal Life Bonds (FILP agency bonds) Bonds	2003.11.7 — 2008.5.28	—	6,718 [3,156]	0.54-1.74	General collateral	2008.12.19 — 2013.3.19

4th-13th Agriculture, Forestry, Fisheries and Food Business Bonds	2003.5.12 — 2008.5.13	—	1,160	0.77-2.66	General collateral	2013.3.19 — 2028.3.17

Government guaranteed bond 1st, 2nd Agriculture, Forestry, Fisheries and Food Business Bonds (10year)	2002,10.22 — 2003.11.28	—	264	1.30-1.50	General collateral	2012.10.30 — 2013.11.29

104th-108th Small and Medium Enterprises Bonds	1998.12.18 — 1999.12.24	—	2,345 [2,345]	1.20-2.00	General collateral	2008.12.18 — 2009.12.24

Government guaranteed bond 126th, 130th, 134 th, 136th, 140th, 142nd, 144th, 146th, 150th, 152nd, 154th, 157th, 162nd, 165th, 167th, 169th, 170th, 194th Small and Medium Enterprise Bonds	1999.9.21 — 2008.9.18	—	12,049 [1,425]	0.20-2.00	General collateral	2008.10.24 — 2018.9.18

Government guaranteed bonds 1st Euro-yen, 2nd -3th Euro-bond, 10th Swiss Franc-bond	2002.2.13 — 2006.3.8	—	1,033 (600,000 thousand euro) (250,000 thousand Swiss Franc)	1.09-1.31	General collateral	2009.2.13 — 2012.3.8

6th, 8th-18th, 20th-33th Small and Medium Enterprises Bonds	2003.6.27 — 2008.7.23	—	7,991 [2,341]	0.51-1.99	General collateral	2008.12.22 — 2018.3.20

Government guaranteed JBIC bonds 1st,6th-17th	1999.11.4 — 2008.6.18	—	10,113 (8,383,470 U.S. thousand dollars) (1,245,140thousand euro) (3,000,000 thousand Thai baht) [1,000 ]	3.375-7.000	General collateral	2009.11.4 — 2016.3.23	*

2nd, 4th, 6th, 8th-10th, 12th-31st JBIC bonds	2001.10.30 — 2008.6.27	—	11,196 [509]	0.540-2.090	General collateral	2008.12.19 — 2025.12.19	*

Government guaranteed short-term bonds	2009.2.25	—	3,053 [3,053]	—	General collateral	2009.5.25

Total	—	—	61,819	—	—	—	—

(Note)

(i)	The amounts of foreign currencies denominated bonds are shown in original currencies in parentheses ( ).

(ii)	Figures indicated in brackets [ ] represent the amounts to be redeemed within one year.

(iii)	JFC succeeded the obligations of the government guaranteed and non-guaranteed bonds from Japan Bank for International Cooperation, and JFC and the Japan International Cooperation Agency (JICA) will be jointly responsible for the obligations of these bonds in accordance with the JFC Law and the Law for Partial Amendment to the Japan International Cooperation Agency Law.

(iv)	The redemption schedule of bond payable for each of the next five years as of March 31, 2009 are as follows:

	(In millions of yen)
	Within year	More than1 year Less than 2 years	More than 2 years Less than 3 years	More than 3 years Less than 4 years	More than 4 years Less than 5 years
Amount	¥1,358,393	¥1,114,000	¥879,416	¥851,581	¥701,986

	(In millions of U.S. dollars)
	Within year	More than 1 year Less than 2 years	More than 2 years Less than 3 years	More than 3 years Less than 4 years	More than 4 years Less than 5 years
Amount	$13,829	$11,341	$8,953	$8,669	$7,146

25. Borrowings

Borrowings as at March 31, 2009 are as follows:

	Amounts at the beginning ofthe fiscal year (In millions of yen)	Amounts at the end of the fiscal year (In millions of yen)	Amounts at the end of the fiscal year (In millions of U.S. dollars)	Average interest rate (%)	Due date of payment
Borrowed money	¥—	¥15,990,564	$162,787	0.92	—
Borrowings	—	15,990,564	162,787	0.92	2009.4
Lease obligation (Due within one year)	—	2,146	22	—	—
Lease obligation (Due after one year)	—	3,630	37	—	2010.4 — 2014.3
Entrusted Funds	—	36,703	374	—	2026.3 2039.3

(Note)

(i)	Average interest rate indicates by weighted-average interest rate on debt outstanding balance, net of interest-free borrowings from the government, at the end of the fiscal year.

(ii)	Borrowed money includes ¥ 227,089 million ($2,312 million ) of interest-free followings from the government.

(iii)	As for the lease obligation, there is no average lease rate since the short-cut method is applied for these transactions.

Borrowed money with maturities for the next five years as of March 31 2009 is as follows:

Long-term Borrowings with maturities for the next five years as of March 31 are as follows:

	(In millions of yen)
	In 1 year	More than 1 year Less than 2 years	More than 2 years Less than 3 years	More than 3 years Less than 4 years	More than 4 years Less than 5 years
Borrowed money	¥3,469,339	¥2,655,467	¥2,159,928	¥1,843,798	¥1,441,117
Lease obligation	2,146	1,610	1,247	618	154
Entrusted Funds	—	—	—	—	—

	(In millions of U.S. dollars)
	In 1 year	More than 1 year Less than 2 years	More than 2 years Less than 3 years	More than 3 years Less than 4 years	More than 4 years Less than 5 years
Borrowed money	$35,319	$27,033	$21,988	$18,770	$14,671
Lease obligation	22	16	13	6	2
Entrusted Funds	—	—	—	—	—

26. Components of major assets and liabilities

Components of major assets and liabilities at the end of current period are as follows:

(a) Assets

(i)	“Due from bank” includes ¥1,147,800 million ($11,685 million) of deposit under FILP and ¥348,534 million ($3,548 million) of deposit in banks.

(ii)	“Accrued income” includes ¥74,841 million ($762 million) of accrued interest income on loans and others.

(iii)	“Other assets” includes ¥20,783 million ($212 million) of suspense payment on loans, and others.

(b) Liabilities

(i)	“Accrued expenses” includes ¥33,009 million ($336 million) of accrued interest expenses on loans, ¥28,735million ($293 million) of accrued interest expenses on bonds and others.

(ii)	“Other Liabilities” includes ¥13,972 million ($142 million) of suspense payments and others.